UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 25, 2022
Gates Industrial Corporation plc
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1144 Fifteenth Street, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
(303) 744-1911
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	GTES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Awards

On July 27, 2022 (the “Grant Date”), the Board of Directors (the “Board”) of Gates Industrial Corporation plc (the “Company”), upon the recommendation of the Compensation Committee of the Board, made special one-time retention grants of restricted stock units (“RSUs”) under the Company’s 2018 Omnibus Incentive Plan to each of Ivo Jurek, our Chief Executive Officer (the “CEO”), L. Brooks Mallard, our Chief Financial Officer, and Thomas Pitstick, our Chief Marketing Officer and Senior Vice President of Strategic Planning (collectively, the “NEOs”). This special RSU grant is designed to enhance our ability to retain each NEO. The total number of RSUs granted is as follows:

•Mr. Jurek: 560,000 RSUs;

•Mr. Mallard: 118,380 RSUs; and

•Mr. Pitstick: 76,450 RSUs.

The RSUs granted to Messrs Jurek, Mallard and Pitstick will vest in substantially equal installments of one-third on each of the first, second and third anniversaries of the Grant Date, subject to each NEOs’ continued employment with the Company as of the applicable vesting date. The RSUs granted to Mr. Jurek and Mr. Mallard will be subject to the other terms of, and evidenced by, the form of RSU award agreement filed as Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2020. The RSUs granted to Mr. Pitstick will be subject to the other terms of, and evidenced by, the form of RSU award agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 8, 2019.

Executive Officer Transition

On July 25, 2022, Walter Lifsey notified Gates Industrial Corporation plc (the “Company”) of his intention to transition from his position as Executive Vice President and Chief Operating Officer to a new non-executive officer role, effective August 1, 2022. In connection with Mr. Lifsey’s transition, the Company entered into a Retirement and Transition Agreement (the “Transition Agreement”) with Mr. Lifsey, pursuant to which he will provide support to the Company’s CEO regarding the Company, its advanced innovation programs, transition of duties to ensure continuity in the operations function, and certain other matters as reasonably requested by the CEO, until September 1, 2023. In exchange for these services, the Company will pay Mr. Lifsey an annual base salary of $300,000, in addition to providing certain health, welfare and other benefits and reimbursing his reasonable business expenses. Mr. Lifsey’s outstanding equity awards will continue to remain outstanding and vest in accordance with the terms of the original award agreements during the term of the Transition Agreement.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01 (d)    Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1	Retirement and Transition Agreement, dated July 25, 2022, between the Company and Walter Lifsey
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC (Registrant)
By:	/s/ L. Brooks Mallard
	Name:	L. Brooks Mallard
	Title:	Chief Financial Officer
Date: July 29, 2022